UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36364	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2015, Ian Simmonds was appointed by the Board of Directors (the “Board”) of TPG Specialty Lending, Inc. (the “Company”) to the position of Chief Financial Officer of the Company effective November 30, 2015, replacing Robert (Bob) Ollwerther, who has served in the position on an interim basis.

Mr. Simmonds, 44, has over 20 years of experience in accounting, finance and asset management. From 2005 to 2015, Mr. Simmonds was part of the Financial Institutions Group at Bank of America Merrill Lynch, most recently as Managing Director. From 2000 to 2003, Mr. Simmonds was Managing Director at Principal Global Investors, the asset management unit of The Principal Financial Group. Prior to that, Mr. Simmonds was Senior Vice President at Bankers Trust Australia and was a Senior Accountant at KPMG. Mr. Simmonds is a Chartered Accountant of Australia and New Zealand and holds a Bachelor of Commerce degree from the University of New South Wales, a Master of Applied Finance degree from Macquarie University and an M.B.A. from the University of Pennsylvania’s Wharton School.

Mr. Simmonds will serve as the Company’s Chief Financial Officer beginning November 30, 2015 until his resignation or earlier termination.

Mr. Ollwerther will continue to serve as the Company’s Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: November 4, 2015	By:	/s/ Jennifer Mello
Jennifer Mello
Secretary